UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                (Rule 14(a)-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[X] Preliminary proxy statement.
[ ] Confidential, for use of the
    Commission only (as permitted by
    Rule 14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[ ] Soliciting material pursuant to Section 240.14a-12

                              UNICO, INCORPORATED
_______________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

 ______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
_______________________________________________________________________________
(2) Aggregate number of securities to which transaction applies:
_______________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________
(4) Proposed maximum aggregate value of transaction:
______________________________________________________________________________
(5) Total fee paid:
______________________________________________________________________________
[] Fee paid previously with preliminary materials.
______________________________________________________________________________
[] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.





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


(1) Amount Previously Paid:
______________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
______________________________________________________________________________

(3) Filing Party:
______________________________________________________________________________

(4) Date Filed:
______________________________________________________________________________






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
                              UNICO, INCORPORATED
                      8880 Rio San Diego Drive, 8th Floor
                          San Diego, California  92108
                                 (619) 209-6124

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY  , 2006


Dear Shareholders:

A special meeting of shareholders of Unico, Incorporated, an Arizona corporation (the "Company"), will be held on January , 2006 at 10:00 a.m. local time, at a conference room on the third floor of the building where the Company's offices are located at 8880 Rio San Diego Drive, San Diego, California 92108 for the following purposes:

                                                       RECOMMENDED VOTE

1.  To consider and vote upon a proposal to amend           FOR
the Company's Articles of Incorporation to increase the number of authorized shares of common stock to 5,000,000,000 (the "Common Stock").

2.    To consider and vote upon a proposal to               FOR
amend the Company's Articles of Incorporation to authorize the Board of Directors, in its discretion, to effect a reverse stock split of the Company's Common Stock at a ratio of up to one-for-one hundred during the six month period following the date of the Special Meeting of Shareholders.

3.    To consider and vote upon a proposal to                 FOR
reduce the par value of the Common Stock from $0.10 per share to $0.001 per share.

4. To consider and vote upon a proposal to                    FOR
approve the Company's 2005 Non-Qualified Stock
Option Plan.


Only shareholders of record shown on the books of Unico at the close of business
on December   , 2005 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your proxy in the return envelope provided as soon as possible. Please mail your completed and signed
proxy before December   , 2005 so that we will receive it prior to the special
meeting of shareholders. Your cooperation in promptly signing and returning your proxy will help avoid further solicitation expense to Unico.



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

This notice, the proxy statement and the enclosed proxy are sent to you by order of the board of directors.

 /s/ Mark A. Lopez______
 Mark A. Lopez
 Chief Executive Officer







San Diego, CA


December   , 2005






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
                              UNICO, INCORPORATED,
                             an Arizona corporation

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER   , 2005
                         ______________________________

                                  INTRODUCTION

Your proxy is solicited by the board of directors of Unico, Incorporated, an Arizona corporation ("Unico" or the "Company") for use at a special meeting of
shareholders to be held on January   , 2006, and at any adjournment thereof, for
the purposes set forth in the attached notice of special meeting.

The cost of soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, will be borne by Unico. Directors, officers, and regular employees of Unico may, without compensation other than their regular compensation, solicit proxies personally, by telephone or electronic communication including facsimile and electronic mail.

Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary or other officer of Unico or by filing a new written proxy with an officer of Unico. Personal attendance at the meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a subsequent proxy is delivered to an officer before the revoked or superseded proxy is used at the meeting.

Proxies not revoked will be voted in accordance with the choice specified by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the notice of special meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

The mailing address of Unico's principal executive office is 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108. This proxy statement and the related proxy and notice of the special meeting will first be mailed to the
shareholders on or about December   , 2005.



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
                         VOTING RIGHTS AND REQUIREMENTS

VOTING SECURITIES

Unico's Board of Directors has fixed December   , 2005 as the "Record Date" for
determining shareholders entitled to vote at the special meeting. Persons who were not shareholders of record at the close of business on such date will not be allowed to vote at the special meeting. At the close of business on December , 2005, there were approximately 498,427,896 shares of Unico's Common Stock and 10,000,000 shares of Unico's Series A Preferred Stock issued and outstanding. Common Stock has 1 vote per share and Series A Preferred Stock has no voting rights, except for the election of two directors.

Votes cast by proxy or in person at the special meeting will be tabulated by Mark Lopez who has been appointed as the inspector of election prior to the special meeting. He will also determine whether a quorum is present. In the event of any abstentions or broker non-votes with respect to any proposal coming before the special meeting, a proxy will be counted as present for purposes of determining the existence of a quorum. Abstentions and broker non-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the special meeting. A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter. Therefore, abstentions and broker non-votes generally have no effect under Arizona law with respect to the election of directors or other matters requiring the approval of only a majority of the shares of common stock present and voting at the meeting.

REVOCABILITY OF PROXY

You may revoke your proxy at any time prior to the start of our special meeting in three ways:

1. by delivering a written notice of revocation to Mr. Mark Lopez, the chief executive officer of Unico, at 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108;

2.   by submitting a duly executed proxy bearing a later date; or

3. by attending our special meeting and expressing the desire to vote your common shares in person (attendance at our special meeting will not in and of itself revoke a proxy).

DISSENTERS - RIGHTS OF APPRAISALS

Under Arizona law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposals.

QUORUM

The presence (in person or by proxy) at the special meeting of the holders of a number of shares of our Common Stock representing more than 249,213,948 votes (in excess of one-half of the number of votes eligible to be voted at the special meeting) will constitute a quorum for transacting business.


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

VOTE REQUIRED

We are required to obtain the affirmative vote of at least a majority of the voting shares that are present or represented at the special meeting, assuming a quorum is present, in order to effect the shareholder approvals described herein.

BOARD RECOMMENDATIONS - INSIDERS' INTENT TO VOTE IN FAVOR

Our Board of Directors has determined that each of the proposals is in the best interests of the Company and our shareholders. Accordingly, the Board of Directors has unanimously approved each proposal and recommends that the shareholders vote in favor of each proposal as well.

Members of our board of directors collectively own 25,630,278 shares of Unico's common stock, or approximately 5.1% of the votes entitled to be cast at the special meeting. They have indicated their intentions to vote their shares in favor of each proposal.


MATTERS TO BE ACTED UPON


1. AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


The  proposal  to amend the Company's Articles  of  Incorporation  is  described
below.  A  copy  of   the  proposed  amendment  to  the  Company's  Articles  of
Incorporation is attached to this proxy statement as Exhibit A.


Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock to 5,000,000,000. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock, except that: (a) the Company presently has outstanding certain convertible debentures and 10,000,000 shares of Series A Preferred Stock, all of which are convertible to shares of the Company's Common Stock, and some or all of which may be converted to shares of the Company's Common Stock in the future; (b) the Company previously entered into stock payable agreements pursuant to which the Company received $110,000 and for which it is obligated to issue an aggregate of 48,519,000 shares of Common Stock, and (c) the Company intends to raise significant funds in the future to be used to support the operations of the Company and its subsidiaries and to exercise the option to acquire ownership of the Deer Trail Mine, and the Company will likely issue a substantial number of the Company's shares of Common Stock for these purposes. Although the Company cannot at the present time estimate the number of shares of Common Stock which it may issue in the future, the Company will require $3,000,000 in order to acquire ownership of the Deer Trail Mine. If the Company sold shares of Common Stock at the current market price of $.0045 per share, an aggregate of 666,666,666 would need to be sold to raise $3,000,000. The Company has no present plans or arrangement to make any such sales of Common Stock and any such sales could be on terms substantially different than a market price offering, which could result in substantially greater dilution to current shareholders. With regard to other funds required to support the operations of the Company, the Company has no present plans, arrangements or agreements.

If the proposed amendment is adopted by the shareholders, we plan to file an amendment to our articles of incorporation with the Arizona Corporation Commission, to be effective as soon as practicable following the Special Meeting.


Effect: The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings or losses per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

The increase in the number of shares of common stock authorized for issuance could, under certain circumstances, be construed as having an anti-takeover effect. For example, in the event a person seeks to effect a change in the composition of our board of directors or contemplates a tender offer or other transaction involving the combination of the Company with another company, it may be possible for us to impede the attempt by issuing additional shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. By potentially discouraging initiation of any such unsolicited takeover attempt, the increased number of authorized shares of Common Stock may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The amendment may also have the effect of permitting our current management, including our board of directors, to retain its position indefinitely and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

Our board of directors did not propose the Amendment or any of the other amendments to our Articles of Incorporation in response to any effort known to our board of directors to accumulate common stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. Further, our board of directors does not currently contemplate recommending the adoption of any other amendments to the Articles of

Incorporation that could be construed as limiting the ability of third parties to take over or change the control of the Company.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.


RECOMMENDATION OF THE BOARD OF DIRECTORS: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO UNICO'S ARTICLES OF INCORPORATION TO EFFECT THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK


      2.    AMENDMENT OF ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK
SPLIT


      The proposal to amend the Company's Articles of Incorporation to effect a reverse split is described below. A copy of the proposed amendment to the Company's Articles of Incorporation is attached to this proxy statement as Exhibit A.


Purpose: The Board of Directors may effect a reverse stock split anytime during the six months following the date of the Special Meeting of Shareholders based upon any ratio up to a maximum ratio of one-for-one hundred, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect the split. The Board of Directors believes that the Reverse Split is in the Company's best interests in that it may increase the trading price of the Common Stock. An increase in the price of the Common Stock should, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock, together with the proposed increase in the number of authorized shares of Common Stock, as discussed below, will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or mergers or to otherwise carry out the Company's business objectives.


Effect: Although the Reverse Split may increase the market price of the Common Stock, the actual effect of the Reverse Split on the market price cannot be predicted. The market price of the Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. Further, there is no assurance that the Reverse Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions. The Reverse Split will affect all of the holders of the Company's Common Stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares either up or down (see discussion below). However, because the conversion ratio of the Company's convertible preferred stock will not be affected by reverse stock split, the current Common Stock holders will be diluted at different levels depending on the actual ratio of the reverse split. A greater ratio of the reverse split will result in greater actual dilution to current Common Stock shareholders. The following table reflects the effect of various ratios of reverse stock splits on the current shareholders. Information with respect to shares issuable upon conversion of convertible debentures is based upon the closing price of the Common Stock as of November 22, 2005.

            Resulting          Reserved    Authorized      % of Fully
Reverse     Shares Issued &    for         but             Diluted Shares
Ratio       Outstanding        Issuance    Unreserved(1)   Outstanding Shares

1-for-25    19,937,116        60,232,431    419,830,453/      24.9%
                                           4,919,830,453

1-for-50     9,968,558        35,116,215    454,915,227/      22.1%
                                           4,954,915,227

1-for-75     6,645,705        26,744,143    466,610,152/      19.9%
                                           4,966,610,152

1-for 100    4,984,279        22,558,108    472,457,613/      18.1%
________________                           4,972,457,613

Current     498,427,896    1,265,810,785              0/      25.3%
                                           3,235,761,319

______________________________________________
1. Assuming 500,000,000 shares authorized/assuming 5,000,000,000 shares authorized.


The reverse stock split will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock, except that: (a) the Company presently has outstanding certain convertible debentures and 10,000,000 shares of Series A Preferred Stock, all of which are convertible to shares of the Company's Common Stock, and some or all of which may be converted to shares of the Company's Common Stock in the future; (b) the Company previously entered into stock payable agreements pursuant to which the Company received $110,000 and for which it is obligated to issue an aggregate of 48,519,000 shares of Common Stock, and (c) the Company intends to raise significant funds in the future to be used to support the operations of the Company and its subsidiaries and to exercise the option to acquire ownership of the Deer Trail Mine, and the Company will likely issue a substantial number of the Company's shares of Common Stock for these purposes. Although the Company cannot at the present time estimate the number of shares of Common Stock which it may issue in the future, the

Company will require $3,000,000 in order to acquire ownership of the Deer Trail Mine. If the Company sold shares of Common Stock at the current market price of $.0045 per share, an aggregate of 666,666,666 would need to be sold to raise $3,000,000. The Company has no present plans or arrangement to make any such sales of Common Stock and any such sales could be on terms substantially different than a market price offering, which could result in substantially greater dilution to current shareholders. With regard to other funds required to support the operations of the Company, the Company has no present plans, arrangements or agreements.


The increase in the number of shares of common stock authorized for issuance as a result of the reverse split could, under certain circumstances, be construed as having an anti-takeover effect. For example, in the event a person seeks to effect a change in the composition of our board of directors or contemplates a tender offer or other transaction involving the combination of the Company with another company, it may be possible for us to impede the attempt by issuing additional shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. By potentially discouraging initiation of any such unsolicited takeover attempt, the increased number of authorized shares of Common Stock may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The amendment may also have the effect of permitting our current management, including our board of directors, to retain its position indefinitely and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.





Procedure for Effecting Reverse Split: The Reverse Split of the Company's Common Stock will become effective at the discretion of the Board of Directors on any date designated by the Board of Directors (the "Effective Date") within six months following the date of the Special Meeting of Shareholders. The Reverse Split will take place on the Effective Date without any additional action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued.


Fractional Shares: No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible by the ratio selected by the Board of Directors will receive an additional fractional share such that they receive an even number of shares. For example, a shareholder who would be entitled to receive one-fourth of a share would instead receive one full additional share of Unico's common stock on the date that the Reverse Split is implemented.


Federal Income Tax Consequences of Reverse Split: The following summary of certain material federal income tax consequences of the Reverse Split does





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

not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of the Company's Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder. EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a shareholder upon the shareholder's exchange of shares pursuant to the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder's aggregate tax basis in the shares exchanged. The shareholder's holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the Reverse Split. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.


RECOMMENDATION OF THE BOARD OF DIRECTORS: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO UNICO'S ARTICLES OF INCORPORATION TO EFFECT THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK AND TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO EFFECT THE REVERSE SPLIT.


3. AMENDMENT TO ARTICLES OF INCORPORATION TO DECREASE THE PAR VALUE OF COMMON STOCK TO $0.001 PER SHARE


The  proposal  to  amend  the  Company's  Articles of Incorporation is described
below.  A  copy  of  the  proposed  amendment  to   the  Company's  Articles  of
Incorporation is attached to this proxy statement as Exhibit A.

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to decrease the par value of the Common Stock from $0.10 per share to $0.001 per share. Par value is a term that was historically used to protect shareholders from being unfairly diluted. It refered to the minimum price at which stock of a company could legally be issued or sold. The par value of a stock is reflected in the articles of incorporation and on the stock certificates of the Company. It is also reflected in the Company's financial statements as the "paid in capital," reflecting the aggregate par value of all stock issued by the Company.


Under modern corporation law, the importance of par value has decreased. In Arizona, where the Company is organized, corporate law does not require a specific minimum par value. So, the Board of Directors believes that it is in keeping with this law and modern corporate usage that the par value of the Company's common stock be decreased to a level commonly used by other companies. The Board also believes that the decrease of par value will remove any potential misunderstanding that the par value represents an indication of the value of a stock.


Effect: The Board does not believe that the decrease of the par value will have any adverse effect on existing shareholders. The change in par value will simply move the value on the balance sheet from "Common Stock" to "additional paid in capital". There will be no change to the net assets or the net equity of the Company.


No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the decrease in the par value of the Common Stock. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.


RECOMMENDATION OF THE BOARD OF DIRECTORS: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO UNICO'S ARTICLES OF INCORPORATION TO EFFECT THE DECREASE IN THE PAR VALUE OF THE COMMON STOCK

4. APPROVAL OF THE COMPANY'S 2005 NON-QUALIFIED STOCK OPTION PLAN

Purpose: The Board of Directors unanimously voted to approve a 2005 Non-Qualified Stock Option Plan (the "Plan") that reserved 50,000,000 shares of the Company's Common Stock for issuance pursuant to the Plan. The option price of each option granted pursuant to the Plan shall be determined by a Committee of the Board of Directors at the time the option is granted, subject to adjustment; provided, however, that in no event shall the option price be less than 100% of the current market value of the underlying shares on the date of grant and the option must expire within 10 years from the date of adoption of the Plan. The Committee of the Board of Directors shall also determine which of the eligible employees of the Company and its subsidiaries shall be granted options and the number to be granted to each. Persons eligible to receive options granted under the Plan include any employee (including a director or officer) employed by Unico or its subsidiaries on a full time or part time basis, at the time of an option grant who is compensated for such employment or services. As of November 22, there were nine persons who would be eligible for grants under the Plan. As of the

Record Date, the Company currently has no options outstanding under this Plan and there are no specific grants contemplated to any person or group of people. The Company believes that the Plan is in the best interest of the Company as it makes it easier to attract and retain individuals key to the implementation of our business strategy. The Company is seeking shareholder approval for the plan.

Effect: There will be no additional effect on the shareholders of the Company as a result of this action since the Plan is already in effect. The subsequent exercise of stock options granted pursuant to the Plan will cause a dilutive effect to existing shareholders as the number of outstanding shares will be increased. The Company will also receive cash consideration upon the exercise of options equal to the number of options being exercised times the fair market value of the stock on the date the options were granted.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the adoption of the Company's 2005 Non-Qualified Stock Option Plan. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

RECOMMENDATION OF THE BOARD OF DIRECTORS: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY'S 2005 NON-QUALIFIED STOCK OPTION PLAN.



                 INTERESTS OF CERTAIN PERSONS IN THE PROPOSALS

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation or the proposal to approve the Company's 2005 Non-Qualified Stock Option Plan which is not shared by all other holders of the Company's Common Stock, with the exception that directors (who also serve as employees) and executive officers may receive options granted pursuant to the plan. See "Security Ownership of Certain Beneficial Owners and Management." Mark Lopez, Wayne Hartle and Ray Brown are each holders of shares of series A preferred stock of the Company. As such, they may benefit from the withdrawal of the Company as a BDC, because such withdrawal would permit them to continue to hold their shares of series A preferred stock.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:


COMMON STOCK


As of the Record Date, there were 500 million shares of Common Stock authorized with a stated value of $.10 per share, of which approximately 498,427,896 shares were issued and outstanding, with 572,104 shares authorized but unissued. Immediately following the approval of the increase in the number of authorized shares of Common Stock, as described previously, there will be 5 billion shares with a par value of $0.001 of Common Stock authorized, of which approximately 498,427,896 will be issued and outstanding and approximately 4,501,572,104 will be authorized but unissued. Each holder of Unico's Common Stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. All voting is non-cumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors. The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the Preferred Stock have been paid in accordance with the terms of such Preferred Stock and there exists no deficiency in any sinking fund for the Preferred Stock.


Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the Preferred Stock and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.


PREFERRED STOCK


As of the Record  Date,  the  Company  has  20,000,000 shares of Preferred Stock designated. The Board of Directors has sole discretion in designating the preferences, limitations and relative rights of the Preferred Stock. The Company presently has one (1) class or series of Preferred Stock outstanding.


Series A Preferred Stock - The Company has ten million (10,000,000) shares of Series A Preferred Stock designated. Each share of Series A Preferred Stock is convertible into shares of the Company's Common Stock on a one-for-one (1:1) basis, and the conversion ratio is not affected by forward or reverse stock splits. The Series A Preferred Stock is non-interest bearing, does not have voting rights and is not entitled to receive dividends. In the event of a liquidation event, the Series A Preferred Stock automatically converts into Common Stock based on the foregoing formula. Holders of the Series A Preferred Stock are entitled to elect two (2) persons to the Company's Board of Directors. As of the Record Date, there were 10,000,000 shares of Series A outstanding.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 1, 2005 the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108.

                                     Number of Shares Beneficially Owned                    Percentage of Class
Name and Address                                                         Class
Mark A. Lopez                        5,000,000                           Common             1%
Chief Executive Officer              5,401,968                           Series A Preferred 54%
Wayne Ash                            200,000                             Common             *
President
Wayne Hartle                         1,197,000                           Common             *
Secretary                            348,989                             Series A Preferred 4%
Richard Belliston                    1,233,278                           Common             *
Director
Ray Brown                            18,000,000                          Common             4%
Director                             3,549,043                           Series A Preferred 35%
All directors and executive officers 25,630,278                          Common             5%
(5 persons)                          9,300,000                           Series A Preferred 93%
*Denotes less than 1%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 498,427,896 shares of common stock and 10,000,000 shares of Series A Preferred Stock outstanding as of October 1, 2005.


                             AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (202) 942-8090 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov."

                                 OTHER BUSINESS

The board of directors knows of no other matters to be presented at the special meeting. If any other matter does properly come before the special meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

Proposals of shareholders that are intended to be presented at Unico's next annual meeting of shareholders must have been received by the Company not later than a reasonable time before Unico begins to print and mail its proxy materials under the provisions of Rule 14a-8 of the Securities Exchange Act of 1934. Unico intends that its next annual meeting of shareholders shall be held in June, 2006.

The person presiding at the next annual meeting of shareholders may refuse to permit to be brought before the meeting any shareholder proposal not made in compliance with Rule 14a-8.

                     INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to incorporate by reference information that the Company files with the SEC. Unico incorporates by reference the information contained in Unico's Annual Report to Stockholders on Form 10-KSB for the fiscal year ended February 28, 2005 filed with the SEC on June 20, 2005 and mailed with this proxy statement.

                                 ANNUAL REPORT

A copy of Unico's Annual Report to Shareholders on Form 10-KSB for the fiscal year ended February 28, 2005, including financial statements, accompany this notice of special meeting and proxy statement.

THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2005 TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO MARK LOPEZ, 8880 RIO SAN DIEGO DRIVE, 8TH FLOOR, SAN DIEGO, CALIFORNIA 92108.


Dated: December   , 2005
San Diego, California

                              UNICO, INCORPORATED

            PROXY FOR SPECIAL MEETING TO BE HELD ON JANUARY , 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark A. Lopez as proxy, with the power to appoint their substitute(s), to represent and to vote all the shares of common stock of Unico, Incorporated, an Arizona corporation (the "Company"), which the undersigned would be entitled to vote, at Unico's special meeting of
stockholders to be held on January   , 2006 and at any adjournments thereof,
subject to the directions indicated on the reverse side hereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ON THE REVERSE SIDE.

IMPORTANT--This Proxy must be signed and dated on the reverse side.

                       SPECIAL MEETING OF SHAREHOLDERS OF
                              UNICO, INCORPORATED

                               December   , 2005

                               THIS IS YOUR PROXY
                            YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Special Meeting of Stockholders of Unico,
Incorporated to be held at 10:00 a.m. local time on January   , 2006, at a
conference room on the third floor of the building where the Company's offices are located at 8880 Rio San Diego Drive, San Diego, California 92108. Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]


1.   Proposal to increase authorized             FOR     AGAINST    ABSTAIN
     shares of Common Stock of the
     Company to 5,000,000,000 shares.            [_]       [_]      [_]

 2.  Proposal to authorize the Board of
     Directors, in its discretion, to
     effect a reverse stock split of the
     Company's Common Stock at a ratio up
     to one-for-one hundred during the
     six month period following the
     vote of the Special Meeting of
     Shareholders.                                [_]       [_]      [_]

3.  Proposal to decrease par value of
     common stock to $0.001 per share.            [_]       [_]      [_]


4.  Proposal to approve the Company's 2005
    Non-Qualified Stock Option Plan.              [_]       [_]      [_]


4. To transact such other business as may properly come before the special meeting and any adjournment or adjournments thereof.

    The board of directors recommends you vote "FOR" each of the above proposals.

This proxy when properly executed will be voted in the manner directed above. In the absence of direction for the above proposal, this proxy will be voted "FOR" that proposal. Other matters: in their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting.

If you plan to attend the special meeting of shareholders, please mark this box [_]

Dated:________________, 200_

SIGNATURE _____________________________________________________________

NAME (PRINTED) ________________________________________________________

TITLE _________________________________________________________________

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

                                  EXHIBIT "A"

                             ARTICLES OF AMENDMENT
                                     to the
                           ARTICLES OF INCORPORATION
                                       of
                              UNICO, INCORPORATED

      Pursuant to the provisions of the Arizona Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

      FIRST:  The name of the corporation is Unico, Incorporated.

      SECOND: Article IV of the Articles of Incorporation is amended in its entirety in the manner prescribed by the Arizona Code so as to read as follows:

               ARTICLE IV. The authorized capital stock of this corporation shall consist of five billion (5,000,000,000) shares of common stock, $0.001 par value, said stock to be paid for at such time and in such manner as the Board of Directors may designate, and twenty million (20,000,000) shares of preferred stock, $0.001 par value, said stock to be issued in such manner and having such preferences, limitations and relative rights as the board of directors may designate, as permitted by the Arizona Code. Such stock shall be issued as fully paid and shall be forever non-assessable. The judgment of the board of directors as to the value of the property taken, or services rendered in exchange for stock, shall be conclusive in the absence of fraud. No stockholder shall have pre-emptive rights as to any stock now or hereinafter authorized to be issued, but the issuance of stock shall be in the sole discretion of the Board of Directors.

[Paragraph "THIRD" below, shall only be completed and included if and when Unico's Board of Directors adopts a Reverse Split.]

      THIRD: That the presently issued and outstanding Common Stock of the corporation, $.001 par value, shall, at __:__ a.m., Eastern Time, on ______________, 2005 (the "Effective Time"), be deemed to be "reverse split," and in the furtherance thereof, there shall, after the Effective Time, be deemed to be issued and outstanding one (1) share of the Common Stock of the Corporation for and instead of each _____ (_) shares of the Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time. To the extent that any shareholder shall be deemed after the Effective Time as a result of this Amendment to own a fractional share of Common Stock, such fractional share shall be deemed to be one whole share. Each shareholder of record as of the Effective Time shall be entitled to receive from the Corporation's transfer agent a certificate representing the number of shares of the Common Stock to which such shareholder is entitled hereunder up on delivery to the Corporation's transfer agent of a certificate or certificates representing the number of shares owned by such shareholder of record as of the Effective Time.

      FOURTH:  The foregoing amendment was adopted by the vote of the
shareholders on January   , 2006.

      FIFTH: The number of shares of the Corporation outstanding at the time of such adoption was 498,427,896 common shares (1 vote per share) and 10,000,000 Series A Preferred Shares (non-voting); and the number of shares entitled to vote thereon was 498,427,896. The number of shares indisputably represented at the meeting where the vote occurred was _________.

      SIXTH: The number of shares voted for such amendment was _________; and the number of shares voted against such amendment was _____. _____________ shares abstained. The number of shares voted for the amendment was sufficient for approval of the amendment.

      SEVENTH: The foregoing amendment does not effect an exchange, reclassification or cancellation of shares.

      EIGHTH: The amount of stated capital after the amendment is $_______.

      Dated this ____ day of January, 2006

                               UNICO, INCORPORATED


By __________________________
   Its Chief Executive Officer


and __________________________
    Its Secretary


STATE OF CALIFORNIA    )
                         : ss.
COUNTY OF SAN DIEGO   )

      I, __________________________, Notary Public, do hereby certify that on this __, day of January, 2006 personally appeared before me Mark A. Lopez who being by me first duly sworn, declared that he is the Chief Executive Officer of Unico, Incorporated, that he signed the foregoing document as the Chief Executive Officer of the Corporation, and that the statements therein contained are true.


                                     _______________________________
                                     Notary Public
                                     Residing at: _____________________
                                     My Commission Expires: __________


SEC\0577